UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2006

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operation and Financial Condition.

On July 26, 2006, QuickLogic Corporation (“QuickLogic”) issued a press release regarding QuickLogic’s revenue results for the quarter ended June 30, 2006 and the initiation of an internal review of stock option practices and related accounting.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

See Item 2.02 above regarding the initiation of an internal review of stock option practices and related accounting.

Section 9 – Financial Statements and Exhibits

Item 9.01(d) Exhibits.

The following exhibit is furnished as a part of this report:

99.1                           Press release dated July 26, 2006 of QuickLogic Corporation announcing revenue results for the quarter ended June 30, 2006 and the initiation of an internal review of stock option practices and related accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2006	QuickLogic Corporation

/s/Carl M. Mills
Carl M. Mills
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release dated July 26, 2006 of QuickLogic Corporation announcing revenue results for the quarter ended June 30, 2006 and the initiation of an internal review of stock option practices and related accounting.